EXHIBIT99.2

Bio Health Products Inc.

F/K/A Essential Oils

INDEX TO FINANCIAL STATEMENTS

June 30, 2017

(Unaudited)

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Bio Health Products Inc.

F/K/A Essential Oils

Balance Sheets

	June 30,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$83	$6,015
Inventory	4,876	7,916
Total Current Assets	4,959	13,931

TOTAL ASSETS	$4,959	$13,931

LIABILITIES AND OWNERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	9,060	983
Related Party Loans	26,081	-
Loans Payable	9,715	45,360
Total Current Liabilities	44,856	46,343

TOTAL LIABILITIES	44,856	46,343

Owners’ Equity
Retained earnings	169,079	174,558
Owner withdraws	(208,976)	(206,971)
Total Owners’ Equity	(39,897)	(32,413)

TOTAL LIABILITIES AND OWNERS’ EQUITY	$4,959	$13,931

See notes to unaudited financial statements.

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Bio Health Products Inc.

F/K/A Essential Oils

Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues	$11,429	$28,694	$23,391	$57,766
Cost of Goods Sold	3,665	13,102	8,599	28,286
Gross Profit	7,764	15,592	14,792	29,480

Operating Expenses
General and administration	10,949	26,769	15,715	46,008
Total operating expenses	10,949	26,769	15,715	46,008

Profits/(Net loss) from operations	(3,185)	(11,177)	(923)	(16,527)

Other income (expense)	-	-
Interest expense	(1,630)	(923)	(4,556)	(1,125)
Total other income (expense)	(1,630)	(923)	(4,556)	(1,125)

Profits/(Net loss) before taxes	(4,815)	(12,099)	(5,479)	(17,653)
Provision for income taxes		-	-	-
Net loss	$(4,815)	$(12,099)	$(5,479)	$(17,653)

Comprehensive Loss	(4,815)	(12,099)	(5,479)	(17,653)

Profit/(Net Loss) Per Common Share – Basic and Diluted	$(4,815)	$(12,099)	$(5,479)	$(17,653)

Weighted Average Common Shares Outstanding	1	1	1	1

See notes to unaudited financial statements.

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Bio Health Products Inc.

F/K/A Essential Oils

Statements of Cash Flows

	For the Six Months Ended
	June 30,
	2017	2016

Cash Flows from Operating Activities:
Net loss	$(4,228)	$(5,553)
Changes in operating assets and liabilities:
Inventory	1,791	15,184
Accounts payable and accrued liabilities	8,075	-
Net Cash Provided by Operating Activities	5,638	9,631

Cash Flows from Financing Activities:
Shareholder loans, net	26,081
Repayments of Loan(s)	(35,645)	(5,032)
Owner Withdraws	(2,006)	(9,538)
Net Used in Financing Activities	(11,570)	(14,570)

Net Decrease in Cash and Cash Equivalents	(5,932)	(4,939)
Cash and Cash Equivalents, beginning of period	6,015	7,722
Cash and Cash Equivalents, end of period	$83	$2,783

Supplemental Disclosure Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See notes to unaudited financial statements.

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Bio Health Products Inc.

F/K/A Essential Oils

Notes to the Financial Statements

June 30, 2017

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Bio Health Products Inc. (“the Company”) was formed on June 29, 2017, and acquired Essential Oils on July 5, 2017. Essential Oils was founded and operated as a sole proprietorship selling oils through on online platform. The Company's fiscal year end is December 31. The Company started operating in September, 2014. The financial statements presented herein are the historical operations of Essential Oils.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended December 31, 2016.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments. The Company does not currently have any accounting estimates.

Inventory

The Company's inventory consists of oil products held by the Company. All inventory held by the Company is finished goods. Inventories are stated at the lower of cost or market value. Inventory held by the Company is stored off-site and held by a third party. The Company utilizes last-in first-out for inventory items held. Items determined to be obsolete are reserved for. The Company provides for the possible inability to sell its inventories by providing an excess inventory reserve. As at June 30, 2017, the Company determined that no reserve was required.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

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The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition."

The Company recognizes revenue from services only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;

ii)	Service has been provided;

iii)	The fee is fixed or determinable; and,

iv)	Collection is reasonably assured.

Revenue related to product sales is fully recognized when the above criteria are met.

Recent Accounting Pronouncements

In March 2017, the Financial Accounting Standards Board issued Accounting Changes and Error Corrections (Topic 250) and Investments - Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings. These amendments add paragraph 250-10-S99-6 which includes the text of “SEC Staff Announcement: Disclosure of the Impact That Recently Issued Accounting Standards Will Have on the Financial Statements of a Registrant When Such Standards Are Adopted in a Future Period (in accordance with Staff Accounting Bulletin [SAB] Topic 11.M).” This announcement applies to ASU No. 2014- 09, Revenue from Contracts with Customers (Topic 606); ASU No. 2016-02, Leases (Topic 842); and ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent amendments. The Company is currently assessing the impact of adoption on its financial statements.

In April 2017, the Financial Accounting Standards Board issued Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. These amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The amendments also eliminate the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. All other entities, including not-for-profit entities, should adopt ASU 2017-04 for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021.Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 should be adopted on a prospective basis. The Company is currently assessing the impact of adoption on its financial statements.

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In May 2017, the Financial Accounting Standards Board issued Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets 'The amendments clarify that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset. The amendments also define the term in substance nonfinancial asset. The amendments clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. For example, a parent may transfer control of nonfinancial assets by transferring ownership interests in a consolidated subsidiary. A contract that includes the transfer of ownership interests in one or more consolidated subsidiaries is within the scope of Subtopic 610-20 if substantially all of the fair value of the assets that are promised to the counterparty in a contract is concentrated in nonfinancial assets. The amendments clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it. The Company is currently assessing the impact of adoption on its financial statements.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has negative equity as of June 30, 2017 of $39,897, and minimal cash flows provided in operating activities for the six months ended June 30, 2017 of $5,638. Per management’s estimates the Company needs additional cash to maintain its operations.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s continued existence is dependent upon management’s ability to develop profitable operations, continued contributions from the Company’s executive officers to finance its operations and the ability to obtain additional funding sources to explore potential strategic relationships and to provide capital and other resources for the further development and marketing of the Company’s products and business.

NOTE 3 – INCOME TAXES

From September 22, 2014 to June 30, 2017, the Company operated as a sole proprietorship, and therefore the Company’s owners were attributed with taxable income from inception through the period ending June 30, 2017. The Company does not have an income tax expense accrual as of June 30, 2017 or December 31, 2016, as the Company’s net income liabilities are attributed personally to the owners. No income tax provision has been recorded as of June 30, 2017 or December 31, 2016.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations. For the period ending June 30, 2017, no litigation matters were noted.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period of operations, the owners of the Company withdrew amounts from the entity. For the six months ending June 30, 2017 and June 30, 2016, the owners withdrew a total of $2,006 and $9,538 respectively.

NOTE 6 – ACCRUED LIABILITIES AND LOANS PAYABLE

As of June 30, 2017, and December 31, 2016, the Company had $9,060 and $983 of accrued liabilities, respectively. Accrued liabilities consist entirely of negative cash balances held by a third party.

As of June 30, 2017, and December 31, 2016, the Company had $9,715 and $45,361 of loans payable, respectively. The loans are interest bearing at 12%, 16%, and 22.5% and each have a term of twelve months. Upon default of any of the loan conditions, the loans are due on demand.

Interest expense of $4,556, and $202 was recorded on the loans payable for the six month period ending June 30, 2017, and June 30, 2016, respectively.

During the six months ended June 30, 2017, amounts of $26,081 was loaned from a related party to the Company. The loan is due on demand, and non-interest bearing. As of June 30, 2017, $26,081 is due to this related party.

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